UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013 (May 15, 2013)

RAAM Global Energy Company

(Exact name of registrant as specified in its charter)

Delaware	333-172897	20-0412973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1537 Bull Lea Rd., Suite 200 Lexington, Kentucky	40511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 253-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 15, 2013, the Audit Committee of the Board of Directors of RAAM Global Energy Company (“RAAM” or the “Company”) concluded that the Company would restate its financial statements as of and for the fiscal years ended December 31, 2012, 2011, 2010, 2009 and 2008 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and interim financial statements included in the Company’s quarterly reports on Form 10-Q for the quarters ending March 31, 2012, June 30, 2012 and September 30, 2012 after identifying certain non-cash errors in such financial statements caused by the Company’s accounting treatment of previously reported depletion expense and hedge accounting and errors in the accounting treatment of previously reported unevaluated property sales.

As a result of the errors described above, the Company’s Board of Directors concluded that the Company’s financial statements included in the Company’s Annual Reports on Form 10-K for the year ended December 31, 2012 and quarterly reports on Form 10-Q for 2012 should no longer be relied upon. The Chairman of the Company’s Board of Directors discussed this matter and conclusion with the Company’s independent auditors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2013

RAAM Global Energy Company

By:	/s/ Howard Settle
Name:	Howard Settle
Title:	Chief Executive Officer

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